EXHIBIT 32.1

CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Paladin Realty Income Properties, Inc. (the “Company”) for the period ended December 31, 2011, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), James R. Worms, as President and Chief Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Dated: March 30, 2012	By:	/s/ JAMES R. WORMS
James R. Worms
President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.